As filed with the Securities and Exchange Commission on May 8, 2026

Registration No. 333-268997
Registration No. 333-248106
Registration No. 333-248105
Registration No. 333-234233
Registration No. 333-217818
Registration No. 333-199009
Registration No. 333-198049
Registration No. 333-184185
Registration No. 333-177601
Registration No. 333-173493
Registration No. 333-153648
Registration No. 333-140657
Registration No. 333-135125
Registration No. 333-120139
Registration No. 333-117073
Registration No. 333-111001
Registration No. 333-57496
Registration No. 333-35078
Registration No. 333-35066
Registration No. 333-34110
Registration No. 333-34106
Registration No. 333-96095
Registration No. 333-96093
Registration No. 333-96091
Registration No. 333-96089
Registration No. 333-96087
Registration No. 333-94885
Registration No. 333-91343
Registration No. 333-89639
Registration No. 333-85077
Registration No. 333-85075
Registration No. 333-85071
Registration No. 333-85067
Registration No. 333-85065
Registration No. 333-85063
Registration No. 333-85059
Registration No. 333-74807
Registration No. 333-67503
Registration No. 333-46011
Registration No. 333-38319
Registration No. 333-32883
Registration No. 333-32877
Registration No. 333-24061
Registration No. 333-13489
Registration No. 333-13487

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-268997
FORM S-8 REGISTRATION STATEMENT NO. 333-248106
FORM S-8 REGISTRATION STATEMENT NO. 333-248105
FORM S-8 REGISTRATION STATEMENT NO. 333-234233
FORM S-8 REGISTRATION STATEMENT NO. 333-217818
FORM S-8 REGISTRATION STATEMENT NO. 333-199009
FORM S-8 REGISTRATION STATEMENT NO. 333-198049
FORM S-8 REGISTRATION STATEMENT NO. 333-184185
FORM S-8 REGISTRATION STATEMENT NO. 333-177601
FORM S-8 REGISTRATION STATEMENT NO. 333-173493
FORM S-8 REGISTRATION STATEMENT NO. 333-153648
FORM S-8 REGISTRATION STATEMENT NO. 333-140657
FORM S-8 REGISTRATION STATEMENT NO. 333-135125
FORM S-8 REGISTRATION STATEMENT NO. 333-120139
FORM S-8 REGISTRATION STATEMENT NO. 333-117073
FORM S-8 REGISTRATION STATEMENT NO. 333-111001
FORM S-8 REGISTRATION STATEMENT NO. 333-57496
FORM S-8 REGISTRATION STATEMENT NO. 333-35078
FORM S-8 REGISTRATION STATEMENT NO. 333-35066
FORM S-8 REGISTRATION STATEMENT NO. 333-34110
FORM S-8 REGISTRATION STATEMENT NO. 333-34106
FORM S-8 REGISTRATION STATEMENT NO. 333-96095
FORM S-8 REGISTRATION STATEMENT NO. 333-96093
FORM S-8 REGISTRATION STATEMENT NO. 333-96091
FORM S-8 REGISTRATION STATEMENT NO. 333-96089
FORM S-8 REGISTRATION STATEMENT NO. 333-96087
FORM S-8 REGISTRATION STATEMENT NO. 333-94885
FORM S-8 REGISTRATION STATEMENT NO. 333-91343
FORM S-8 REGISTRATION STATEMENT NO. 333-89639
FORM S-8 REGISTRATION STATEMENT NO. 333-85077
FORM S-8 REGISTRATION STATEMENT NO. 333-85075
FORM S-8 REGISTRATION STATEMENT NO. 333-85071
FORM S-8 REGISTRATION STATEMENT NO. 333-85067
FORM S-8 REGISTRATION STATEMENT NO. 333-85065
FORM S-8 REGISTRATION STATEMENT NO. 333-85063
FORM S-8 REGISTRATION STATEMENT NO. 333-85059
FORM S-8 REGISTRATION STATEMENT NO. 333-74807
FORM S-8 REGISTRATION STATEMENT NO. 333-67503
FORM S-8 REGISTRATION STATEMENT NO. 333-46011
FORM S-8 REGISTRATION STATEMENT NO. 333-38319
FORM S-8 REGISTRATION STATEMENT NO. 333-32883
FORM S-8 REGISTRATION STATEMENT NO. 333-32877
FORM S-8 REGISTRATION STATEMENT NO. 333-24061
FORM S-8 REGISTRATION STATEMENT NO. 333-13489
FORM S-8 REGISTRATION STATEMENT NO. 333-13487

UNDER

THE SECURITIES ACT OF 1933

Cantaloupe, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	23-2679963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1743 Maplelawn Drive Troy, Michigan	48084
(Address of principal executive offices)	(Zip Code)

Cantaloupe, Inc. (f/k/a USA Technologies, Inc.) 2018 Equity Incentive Plan, as amended
 Non-Plan Inducement Stock Options
Cantaloupe, Inc. (f/k/a USA Technologies, Inc.) 2015 Equity Incentive Plan
Cantaloupe, Inc. (f/k/a USA Technologies, Inc.) 2014 Stock Option Incentive Plan
Cantaloupe, Inc. (f/k/a USA Technologies, Inc.) 2013 Stock Incentive Plan
Cantaloupe, Inc. (f/k/a USA Technologies, Inc.) 2012 Stock Incentive Plan
Cantaloupe, Inc. (f/k/a USA Technologies, Inc.) 2011 Stock Incentive Plan
Cantaloupe, Inc. (f/k/a USA Technologies, Inc.) 2010 Stock Incentive Plan
Cantaloupe, Inc. (f/k/a USA Technologies, Inc.) 2008 Stock Incentive Plan
Cantaloupe, Inc. (f/k/a USA Technologies, Inc.) 2007-A Stock Compensation Plan
Cantaloupe, Inc. (f/k/a USA Technologies, Inc.) 2006-A Stock Compensation Plan
Cantaloupe, Inc. (f/k/a USA Technologies, Inc.) 2004-B Stock Compensation Plan
Cantaloupe, Inc. (f/k/a USA Technologies, Inc.) 2004-A Stock Compensation Plan
Cantaloupe, Inc. (f/k/a USA Technologies, Inc.) 2003-A Stock Compensation Plan
Fieldman Hay & Ullman LLP Agreement
Cantaloupe, Inc. (f/k/a USA Technologies, Inc.) 2000-A Stock Compensation Plan
 Stephen Luce Employee Compensation Agreement
Key Employee Stock Plan
Michael Civitella Consulting Agreement
Nicholas Walker Consulting Agreement
Robert McGarrah Consulting Agreement
Adam Sherman Consulting Agreement
Vista Marketing Research Consulting Agreement
Cantaloupe, Inc. (f/k/a USA Technologies, Inc.) Employee Stock Compensation Plan
Ram Consulting Agreement
Stephen P. Herbert Agreement
Michael Lawlor Agreement
Frances Young Agreement
Mason Sexton Consulting Agreement
Ronald Trahan Consulting Agreement
Jerome M. Wenger Consulting Agreement
Michael Cardascia Consulting Agreement
Robert J. Flaherty Consulting Agreement
Russell Training Group, Inc. Consulting Agreement
Amendment to Diversified Corporate Consulting Group, LLC Consulting Agreement

(Full title of the plan)

Brittany Westerman
Chief Operating Officer
365 Retail Markets, LLC
1743 Maplelawn Drive

Troy, Michigan 48084
(888) 365-7382
(Name, address, and telephone number, including area code, of agent for service)

Copies to:

James R. Griffin, Esq.
David Gail, Esq.
Claudia Lai, Esq.
Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, Texas 75201
(214) 746-7700

and

Ramona Y. Nee, Esq.
Weil, Gotshal & Manges LLP
100 Federal Street, Floor 34
Boston, Massachusetts 02110
(617) 772-8300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer,  a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment no. 1 (this “Post-Effective Amendment No. 1”) relates to each of the following Registration Statements on Form S-8 (the “Registration Statements”), filed by Cantaloupe, Inc., a Pennsylvania corporation (“Cantaloupe”), with the U.S. Securities and Exchange Commission:

•
Registration Statement on Form S-8, File No. 333-268997, filed on December 23, 2022, registering 6,000,000 shares of common stock of Cantaloupe, without par value (“Common Stock”), issuable under the Cantaloupe, Inc. (f/k/a USA Technologies, Inc.) 2018 Equity Incentive Plan;

•
Registration Statement on Form S-8, File No. 333-248106, filed on August 18, 2020, registering 2,500,000 shares of Common Stock issuable under the Cantaloupe, Inc. (f/k/a USA Technologies, Inc.) 2018 Equity Incentive Plan;

•
Registration Statement on Form S-8, File No. 333-248105, filed on August 18, 2020, registering 1,000,000 shares of Common Stock underlying an inducement award in the form of a non-qualified stock option;

•
Registration Statement on Form S-8, File No. 333-234233, filed on October 16, 2019, registering 1,500,000 shares of Common Stock issuable under the Cantaloupe, Inc. (f/k/a USA Technologies, Inc.) 2018 Equity Incentive Plan;

•
Registration Statement on Form S-8, File No. 333-217818, filed on May 10, 2017, registering an aggregate 1,250,000 shares of Common Stock issuable under the Cantaloupe, Inc. (f/k/a USA Technologies, Inc.) 2015 Equity Incentive Plan and stock options granted under the plan;

•
Registration Statement on Form S-8, File No. 333-199009, filed on September 29, 2014, registering an aggregate 750,000 shares of Common Stock issuable under the Cantaloupe, Inc. (f/k/a USA Technologies, Inc.) 2014 Stock Option Incentive Plan and stock options granted under the plan;

•
Registration Statement on Form S-8, File No. 333-198049, filed on August 11, 2014, registering 500,000 shares of Common Stock issuable under the Cantaloupe, Inc. (f/k/a USA Technologies, Inc.) 2013 Stock Incentive Plan;

•
Registration Statement on Form S-8, File No. 333-184185, filed on September 28, 2012, registering 500,000 shares of Common Stock issuable under the Cantaloupe, Inc. (f/k/a USA Technologies, Inc.) 2012 Stock Incentive Plan;

•
Registration Statement on Form S-8, File No. 333-177601, filed on October 28, 2011, registering 300,000 shares of Common Stock issuable under the Cantaloupe, Inc. (f/k/a USA Technologies, Inc.) 2011 Stock Incentive Plan;

•
Registration Statement on Form S-8, File No. 333-173493, filed on April 14, 2011, registering 300,000 shares of Common Stock issuable under the Cantaloupe, Inc. (f/k/a USA Technologies, Inc.) 2010 Stock Incentive Plan;

•
Registration Statement on Form S-8, File No. 333-153648, filed on September 24, 2008, registering 300,000 shares of Common Stock issuable under the Cantaloupe, Inc. (f/k/a USA Technologies, Inc.) 2008 Stock Incentive Plan;

•
Registration Statement on Form S-8, File No. 333-140657, filed on February 13, 2007, registering 100,000 shares of Common Stock issuable under the Cantaloupe, Inc. (f/k/a USA Technologies, Inc.) 2007-A Stock Compensation Plan;

•
Registration Statement on Form S-8, File No. 333-135125, filed on June 19, 2006, registering 25,000 shares of Common Stock issuable under the Cantaloupe, Inc. (f/k/a USA Technologies, Inc.) 2006-A Stock Compensation Plan;

•
Registration Statement on Form S-8, File No. 333-120139, filed on November 1, 2004, registering 500,000 shares of Common Stock issuable under the Cantaloupe, Inc. (f/k/a USA Technologies, Inc.) 2004-B Stock Compensation Plan;

•
Registration Statement on Form S-8, File No. 333-117073, filed on July 1, 2004, registering 500,000 shares of Common Stock issuable under the Cantaloupe, Inc. (f/k/a USA Technologies, Inc.) 2004-A Stock Compensation Plan;

•
Registration Statement on Form S-8, File No. 333-111001, filed on December 8, 2003, registering 500,000 shares of Common Stock issuable under the Cantaloupe, Inc. (f/k/a USA Technologies, Inc.) 2003-A Stock Compensation Plan;

•	Registration Statement on Form S-8, File No. 333-57496, filed on March 23, 2001, registering 200,000 shares of Common Stock issuable under the Fieldman Hay & Ullman LLP Agreement;

•	Registration Statement on Form S-8, File No. 333-35078, filed on April 18, 2000, registering 150,000 shares of Common Stock issuable under the Fieldman Hay & Ullman LLP Agreement;

•
Registration Statement on Form S-8, File No. 333-35066, filed on April 18, 2000, registering 25,000 shares of Common Stock issuable under the Cantaloupe, Inc. (f/k/a USA Technologies, Inc.) 2000-A Stock Compensation Plan;

•	Registration Statement on Form S-8, File No. 333-34110, filed on April 5, 2000, registering 1,260 shares of Common Stock issuable under the Stephen Luce Employee Compensation Agreement;

•	Registration Statement on Form S-8, File No. 333-34106, filed on April 5, 2000, registering 87,500 shares of Common Stock issuable under the Key Employee Stock Plan;

•	Registration Statement on Form S-8, File No. 333-96095, filed on February 3, 2000, registering 10,000 shares of Common Stock issuable under the Michael Civitella Consulting Agreement;

•	Registration Statement on Form S-8, File No. 333-96093, filed on February 3, 2000, registering 5,000 shares of Common Stock issuable under the Nicholas Walker Consulting Agreement;

•	Registration Statement on Form S-8, File No. 333-96091, filed on February 3, 2000, registering 10,000 shares of Common Stock issuable under the Robert McGarrah Consulting Agreement;

•	Registration Statement on Form S-8, File No. 333-96089, filed on February 3, 2000, registering 5,000 shares of Common Stock issuable under the Adam Sherman Consulting Agreement;

•	Registration Statement on Form S-8, File No. 333-96087, filed on February 3, 2000, registering 15,000 shares of Common Stock issuable under the Vista Marketing Research Consulting Agreement;

•	Registration Statement on Form S-8, File No. 333-94885, filed on January 18, 2000, registering 150,000 shares of Common Stock issuable under the Fieldman Hay & Ullman LLP Agreement;

•	Registration Statement on Form S-8, File No. 333-91343, filed on November 19, 1999, registering 10,000 shares of Common Stock issuable under the Robert McGarrah Consulting Agreement;

•
Registration Statement on Form S-8, File No. 333-89639, filed on October 25, 1999, registering 66,263 shares of Common Stock issuable under the Cantaloupe, Inc. (f/k/a USA Technologies, Inc.) Employee Stock Compensation Plan;

•	Registration Statement on Form S-8, File No. 333-85077, filed on August 12, 1999, registering 40,000 shares of Common Stock issuable under the Ram Consulting Agreement;

•	Registration Statement on Form S-8, File No. 333-85075, filed on August 12, 1999, registering 25,000 shares of Common Stock issuable under the Stephen P. Herbert Agreement;

•	Registration Statement on Form S-8, File No. 333-85071, filed on August 12, 1999, registering 10,000 shares of Common Stock issuable under the Vista Marketing Research Consulting Agreement;

•	Registration Statement on Form S-8, File No. 333-85067, filed on August 12, 1999, registering 10,000 shares of Common Stock issuable under the Michael Lawlor Agreement;

•	Registration Statement on Form S-8, File No. 333-85065, filed on August 12, 1999, registering 150,000 shares of Common Stock issuable under the Fieldman Hay & Ullman LLP Agreement;

•	Registration Statement on Form S-8, File No. 333-85063, filed on August 12, 1999, registering 10,000 shares of Common Stock issuable under the Michael Civitella Consulting Agreement;

•	Registration Statement on Form S-8, File No. 333-85059, filed on August 12, 1999, registering 20,000 shares of Common Stock issuable under the Frances Young Agreement;

•	Registration Statement on Form S-8, File No. 333-74807, filed on March 22, 1999, registering 180,000 shares of Common Stock issuable under the Mason Sexton Consulting Agreement;

•	Registration Statement on Form S-8, File No. 333-67503, filed on November 18, 1998, registering 50,000 shares of Common Stock issuable under the Ronald Trahan Consulting Agreement;

•	Registration Statement on Form S-8, File No. 333-46011, filed on February 11, 1998, registering 120,000 shares of Common Stock issuable under the Jerome M. Wenger Consulting Agreement;

•	Registration Statement on Form S-8, File No. 333-38319, filed on October 21, 1997, registering 40,000 shares of Common Stock issuable under the Michael Cardascia Consulting Agreement;

•	Registration Statement on Form S-8, File No. 333-32883, filed on August 5, 1997, registering 160,000 shares of Common Stock issuable under the Jerome M. Wenger Consulting Agreement;

•	Registration Statement on Form S-8, File No. 333-32877, filed on August 5, 1997, registering 17,000 shares of Common Stock issuable under the Robert J. Flaherty Consulting Agreement;

•	Registration Statement on Form S-8, File No. 333-24061, filed on March 27, 1997, registering 160,000 shares of Common Stock issuable under the Jerome M. Wenger Consulting Agreement;

•	Registration Statement on Form S-8, File No. 333-13489, filed on October 4, 1996, registering 15,000 shares of Common Stock issuable under the Russell Training Group, Inc. Consulting Agreement; and

•
Registration Statement on Form S-8, File No. 333-13487, filed on October 4, 1996, registering 250,000 shares of Common Stock issuable under the Amendment to Diversified Corporate Consulting Group, LLC Consulting Agreement.

On May 8, 2026, pursuant to the Agreement and Plan of Merger, dated as of June 15, 2025 (the “Merger Agreement”), by and among Cantaloupe, 365 Retail Markets, LLC, a Delaware limited liability company (“Parent”), Catalyst Holdco I, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Holdco”), Catalyst Holdco II, Inc., a Delaware corporation and wholly-owned subsidiary of Holdco (“Holdco II”), and Catalyst MergerSub Inc., a Delaware corporation and wholly-owned subsidiary of Holdco II (“Merger Subsidiary”), Merger Subsidiary merged with and into Cantaloupe (the “Merger”), with Cantaloupe surviving the Merger as a wholly-owned subsidiary of Holdco II. At the effective time of the Merger (the “Effective Time”), and by virtue of the Merger, each share of Common Stock that was outstanding immediately prior to the Effective Time (other than (i) shares of Common Stock owned by Cantaloupe or any subsidiary of Cantaloupe as treasury stock (including all shares of Series A Convertible Preferred Stock, without par value, of Cantaloupe redeemed by Cantaloupe in accordance with the terms of the Merger Agreement) or owned by Parent, Holdco, Holdco II, Merger Subsidiary or any other subsidiary of Parent (which were automatically canceled at the Effective Time for no consideration), and (ii) shares of Common Stock contributed to Parent, Holdco, Holdco II or Merger Subsidiary by certain shareholders of Cantaloupe prior to the Effective Time (“Rollover Shares”), which were subject to the treatment specified under the rollover agreement applicable to such Rollover Shares immediately prior to the Effective Time, and were automatically canceled at the Effective Time for no consideration) was canceled and converted into the right to receive $11.20 in cash, without interest.

The foregoing summary of the Merger and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement.

In connection with the Merger, Cantaloupe has terminated all offerings of securities pursuant to the Registration Statements. In accordance with an undertaking made by Cantaloupe in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance and remain unsold at the termination of such offerings, Cantaloupe hereby removes from registration by means of this Post-Effective Amendment No. 1 all of the securities registered and remaining unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, State of Pennsylvania, on May 8, 2026.

CANTALOUPE, INC.

By:	/s/ Brittany Westerman
Name:	Brittany Westerman
Title:	Vice President and Secretary

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statements in reliance on Rule 478 under the Securities Act of 1933, as amended.